SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant  (x)
Filed by a Party other than the Registrant  ( )

Check the appropriate box:

( ) Preliminary Proxy Statement   ( ) Confidential, for Use of the
    Commission Only (as permitted by Rule 14a-6(e)(2))
(x) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12

SYNALLOY CORPORATION
---------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

(x) No fee required

( ) $125 per Exchange Act Rules 0-11(1)(ii), 14a-6(i)(1), or 14a6(i)(2) or
    Item 22a(2) of Schedule 14A

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies
       --------------------------------------------------------------
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    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:---------------
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                       SYNALLOY CORPORATION
                       Post Office Box 5627
                Spartanburg, South Carolina 29304

                    NOTICE OF ANNUAL MEETING
                        April 26, 2001

            TO THE STOCKHOLDERS OF SYNALLOY CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Synalloy Corporation will be held at the corporate offices of the Company, Croft Industrial Park, Spartanburg, South Carolina, on Thursday, April 26, 2001, at 10:00 a.m. local time. The following important matters will be presented for your consideration:

1.	To elect five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2.	To ratify the selection of Ernst & Young LLP, independent certified public accountants, as independent auditors for the fiscal year ending December 29, 2001;

3.	To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors


Cheryl C. Carter
Secretary




                          SYNALLOY CORPORATION
                          CROFT INDUSTRIAL PARK
                          POST OFFICE BOX 5627
                   SPARTANBURG, SOUTH CAROLINA 29304

                            PROXY STATEMENT
                    ANNUAL MEETING OF SHAREHOLDERS
                            April 26, 2001

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Synalloy Corporation (the "Company") of proxies to be voted at the Annual Shareholders' Meeting to be held at the general offices of the Company, Croft Industrial Park, Spartanburg, South Carolina, on April 26, 2001, at 10:00 a.m. local time, and at all adjournment(s) thereof.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is March 27, 2001.

Quorum and Voting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within 30 days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for 30 days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Voting Rights. The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $1.00 par value per share, its only class of issued and outstanding capital stock. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is March 1, 2001. On March 1, 2001, the Company had outstanding 5,964,368 (excluding 2,035,632 shares held in treasury) shares of Common Stock. Each shareholder of Common Stock is entitled in respect to each matter to be voted on at the meeting to one (1) vote per share, except that in the election of Directors shareholders have cumulative voting rights.

Each shareholder of Common Stock entitled to vote for the election of Directors shall have the right to cumulate his votes either (1) by giving to one candidate as many votes as shall equal the number of shares owned by such holder multiplied by the number of directors to be elected, or (2) by distributing his votes on the same principle among any number of candidates. Any shareholder who intends to so vote his shares shall either
(1) give written notice of such intention to the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting, or (2) announce his intention in such meeting before the voting for Directors shall commence. If a shareholder gives notice of his intention to cumulate his votes, all shareholders entitled to vote at the meeting shall without further notice be entitled to cumulate their votes.

Cost of Solicitation. The entire cost of soliciting these proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy material to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. Proxies may be solicited personally or by telephone, telegram or mail by directors, officers and regular employees of the Company without additional compensation for such services. Synalloy has engaged the services of W. F. Doring & Company, a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at approximately $2,500 plus reimbursement of out-of-pocket expenses.

Voting by Proxy. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all directors and to ratify the appointment of Ernst & Young LLP as independent auditors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Revocability of Proxy. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by a valid proxy bearing a later date delivered to the Company or by attending the meeting and voting in person.Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the annual meeting will not in itself constitute revocation of a proxy.

STOCKHOLDERS' PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposal to be considered by the Company for inclusion in the proxy materials for the 2002 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the Securities and Exchange Commission and received by the Company at its principal executive offices, Croft Industrial Park, PO Box 5627, Spartanburg, SC 29304, no later than November 26, 2001. In order for a shareholder to bring any business or nominations before the 2002 Annual Meeting of Shareholders, certain conditions set forth in the Company's Bylaws must be complied with, including but not limited to, the delivery of a notice to the Secretary of the Company not less than 30 nor more than 60 days in advance of the 2002 Annual Meeting which is tentatively scheduled on April 25, 2002.With respect to any shareholder proposal not received by the Company prior to February 11, 2002, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT

The Company's Annual Report to Stockholders including Form 10-K for the year ended December 30, 2000 (without exhibits), as filed with the Securities and Exchange Commission, accompanies this Proxy Statement and is incorporated by reference herein.

BENEFICIAL OWNERS OF MORE THAN FIVE (5%) PERCENT OF
THE COMPANY'S COMMON STOCK

The table below details certain information regarding any person who is known by the Company to be the beneficial owner of more than five (5%) percent of the Company's Common Stock as of March 1, 2001.


Name and Address of Beneficial Owner     Amount and Nature   Percent of Class
                                           of Beneficial
                                             Ownership
Dimensional Fund Advisors                546,332 (1)                9.16
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90401

Royce & Associates                       481,850 (2)                8.10
1414 Avenue of the Americas
New York, NY 10019

T. Rowe Price Associates, Inc.           459,000 (3)                7.70
100 East Pratt Street
Baltimore, MD 21202

James G. Lane, Jr.                       369,617 (4)                6.20
PO Box 5627
Spartanburg, SC 29304


(1)	Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor under Section 203 of the Investment Advisors Act of
1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts.
(These investment companies and investment vehicles are the
"Portfolios"). In its role as investment advisor and investment manager,
Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios.
All securities reported in this schedule are owned by the Portfolios, and
Dimensional disclaims beneficial ownership of such securities.This in-
formation was obtained from Dimensional's Schedule 13G dated February 2,
2001.

(2)	Royce & Associates, Inc. ("Royce") is an investment advisor
registered with the Securities & Exchange Commission under the Investment
Advisors Act of 1940. Mr. Charles M. Royce may be deemed to be a controlling person of Royce and as such may be deemed to beneficially own the shares of Common Stock of the Company beneficially owned by Royce. Mr.
Royce does not own any shares outside of Royce and disclaims beneficial ownership of the shares held by Royce. This information was obtained from
Royce's Schedule 13G dated February 5, 2001.

(3)	These securities are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc. which owns 459,000 shares, (7.7% of the shares outstanding), as to which T. Rowe
Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities.
For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information was obtained from Price Associates' Schedule 13G dated February 14, 2001.

(4)	The aggregate number of shares of Common Stock owned beneficially by
Mr. Lane includes direct ownership of 150,574 shares; indirect ownership of
793 shares held by the trustee under Synalloy's 401(k)/ESOP Plan, 25,000 shares held in an IRA, 173,750 shares owned by his spouse as to which Mr.
Lane disclaims beneficial ownership, and options to purchase 19,500 shares exercisable within 60 days.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding the ownership of the Common Stock as of March 1, 2001 by each director and nominee for director and each executive officer of the Company for whom compensation information is disclosed under the heading "Executive Compensation."

Name of Beneficial Owner	    Common Stock Beneficially      Percent of
                            Owned as of March 1, 2001         Class

Sibyl N. Fishburn                      98,493 (1)(5)          1.65
James G. Lane,Jr.                     369,617 (2)             6.20
Glenn R. Oxner	                        30,500 (3)(5)             *
Carroll D. Vinson                      23,425 (4)(5)             *
Murray H. Wright                      110,000 (6)             1.84
Joseph N. Avento                       68,413 (7)             1.15
Ronald H. Braam                        17,964 (8)                *
Ronald L. Matthews                      9,555 (9)                *
Gregory M. Bowie                       48,035 (10)               *
All Directors and Executive
  Officers as a group (9 persons)     776,002 (11)           11.17

*Less than 1%.

(1)	Includes indirect ownership of 7,065 shares by spouse; 19,000 shares held in trust for children of which Mrs. Fishburn's spouse is trustee; and
8,000 shares held in irrevocable trust over which Mrs. Fishburn has certain powers.

(2)	Includes indirect ownership of 793 shares held by the trustee under
Synalloy's 401(k)/ESOP Plan; 25,000 shares held by an IRA; and 173,750 shares owned by his spouse, as to which Mr. Lane disclaims beneficial ownership; and options to purchase 19,500 shares exercisable within 60 days.

(3)	Includes 20,000 shares held jointly by Mr. Oxner and his spouse.

(4)	Includes indirect ownership by spouse of 1,575 shares and 10,000 shares owned by a family partnership.

(5)	Includes exercisable options to purchase 10,500 shares pursuant to the 1994 Non-Employee Directors' Stock Option Plan.

(6)	Includes indirect ownership of 45,000 shares held by an IRA.

(7)	Includes 24,000 shares which are subject to currently exercisable options, and 6,213 shares allocated under the Company's 401(k)/ESOP.

(8)	Includes 13,000 shares which are subject to currently exercisable options, and 2,464 shares allocated under the Company's 401(k)/ESOP.

(9)	Includes 7,600 shares which are subject to currently exercisable options, and 1,955 shares allocated under the Company's 401(k)/ESOP.

(10)	Includes 39,000 shares which are subject to currently exercisable options, 3,100 shares held by an IRA and 2,885 shares allocated under the
Company's 401(k)/ESOP.

(11)	Includes 134,600 shares which are subject to currently exercisable options, and 14,310 shares allocated under the Company's 401(k)/ESOP.


ELECTION OF DIRECTORS (Item 1 on Proxy Card)

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen individuals. Upon recommendation of the Nominating Committee, the Board of Directors fixed the number of directors constituting the full Board at five members and recommends that the five nominees listed in the table which follows be elected as directors to serve for a term of one year until the next succeeding Annual Meeting and until their successors are elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

If cumulative voting is not requested, the holders of the Board of Directors' proxies will vote the proxies received by them for the election as directors of the five persons named below. If cumulative voting is requested, the holders of the Board of Directors' proxies will vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by the proxy holders.

While the Board of Directors expects that all of the nominees will serve as directors, if, at the time of the Annual Meeting of Shareholders, or any adjournment(s) thereof, a situation should arise making it impossible for one or more of the nominees to serve, the holders of the enclosed proxy will vote for such substitute nominee as the Board of Directors recommends.

The Board of Directors recommends that stockholders vote "FOR" the proposal to elect the five nominees listed below as directors of the Company.

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting.

The following table sets forth the names of nominees for director, their ages, the years in which they were first elected directors, a brief description of their principal occupations and business experience during the last five years, all directorships of publicly held companies other than the Company, and the number of shares of the Company's Common Stock beneficially owned by each of them directly or indirectly, as of March 1, 2001, and certain other information. The Board Committee assignments are as of March 1, 2001.


Name, Age, Principal Occupation, Other Directorships         Director
    and Other Information                                     Since

Sibyl N. Fishburn, age 65                                      1979
Mrs. Fishburn is a graduate of Hollins College,
Roanoke, VA. She serves onthe Board of the Virginia
Nataure Conservancy. Mrs. Fishburn is a member
of the Audit, Nominating and Special Committees.

James G. Lane, Jr., age 67                                     1986
Mr. Lane has served as Chief Executive Officer and
Chairman of the Board of the Company since 1987.
He is a member of the Executive and Nominating
Committees.

Glenn R. Oxner, age 62                                         1989
At present, Mr. Oxner is an Executive Vice President
of Scott & Stringfellow, Inc., a securities firms
headquartered in Richmond, VA. From 1992 to 2001,
he was Chairman and Chief Executive Officer of
Edgar M. Norris Co., Inc., an investment securities
company in Greenville, SC. He Is a member of
the Audit, Executive, Special and Compensation &
Long-Term Incentive Committees.

Carroll D. Vinson                                              1987
Mr. Vinson is owner of C. D. Vinson & Associates,
a consulting firm, and A principal in VH, LLC
which is a privately-owned real estate investment
Company. Until December 31, 1998, Mr. Vinson was
President and a Director of Metropolitan Asset
Enhancement Group, a private real estate holding
company affiliated with Insignia Financial
Group, Inc. ("Insignia") in Greenville, SC, and
until September 30, 1998, Mr. Vinson served as
Chief Operating Officer of Insignia Properties
Trust, a real estate Investment trust which is
affiliated with Insignia. He is a member of
The Audit, Executive, Special and Compensation
& Long-Term Incentive Committees.

Murray H. Wright, age 55                                        Nominee
Mr. Wright is the founder and Managing Director of
Avitas Capital, LLC, A closely held investment
banking firm, founded in 1999, in Richmond, VA.
In 1986, he founded and is Chief Executive Officer
of the law firm of Wright, Robinson, Osthimer & Tatum,
Richmond, VA.


BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Executive, Audit, Compensation & Long-Term Incentive, Special and Nominating Committees of the Board of Directors.

The members of the Executive Committee are James Lane, Chair, Glenn Oxner and Carroll Vinson. This Committee exercises the authority of the Board of Directors in the management of the business of the Company between the meetings of the Board of Directors. However, this Committee does not have, among other powers, the authority to amend the Certificate of Incorporation or Bylaws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of the Company's property and assets, to declare a dividend, or to authorize the issuance of stock. During the past fiscal year, this Committee met one time.

The Audit Committee members are Glenn Oxner, Chair, Sibyl Fishburn and Carroll Vinson. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards. The Audit Committee held four meetings during the year. During these meetings, the Audit Committee reviewed and discussed the audited financial statements to be included in the Company's Annual Report on Form 10-K, and the Form 10-Qs for each quarter prior to filing with the SEC with management and representatives of Ernst & Young.

The Compensation & Long-Term Incentive Committee, currently comprised of Carroll Vinson and Glenn Oxner, is responsible for reviewing and making recommendations to the Board related to salaries, wages, bonuses and benefits for officers of the Company and for administering the Company's stock option program including the granting of options thereunder. This Committee did not meet during the last fiscal year.

The Nominating Committee is comprised of James Lane, Chair and Sibyl Fishburn. This Committee is responsible for reviewing and recommending changes in size and composition of the Board of Directors and evaluating and recommending candidates for election to the Company's Board. This Committee met once in 2000. The Nominating Committee will consider nominees recommended by shareholders if the recommendations are forwarded to the Secretary of the Company for transmission to the Nominating Committee not less than 30 days nor more than 60 days prior to the Annual Meeting of Shareholders, and are otherwise in compliance with the Company's Bylaws. The Committee routinely meets at the regular quarterly meeting of the Board of Directors next preceding the Annual Meeting. Nominations for election as Directors may also be made from the floor at the Annual Meeting of Shareholders provided such nominations are in accordance with the notice procedures set forth in the Company's Bylaws.

The Special Committee, comprised of Carroll Vinson, Chair, Sibyl Fishburn and Glenn Oxner, reviews and evaluates proposals received by the Company relative to the sale or merger of the Company or any significant part of the Company. The Committee may consult with attorneys and investment advisors and makes recommendations to the Board relative to the appropriate response to any such matters. It met twice in 2000.

During fiscal year 2000, the Board of Directors met five times. All members of the Board except Richard Ingram, who resigned on October 20, 2000, attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board on which they served.

Directors who are not employees of the Company presently receive a fee of $1,000 for attendance at each meeting of the Board of Directors, a $10,000 annual retainer fee, and reimbursement for travel and other expenses related to attendance at meetings. Committee members presently receive a fee of $500 for each meeting attended which is not held on the same day as a Board meeting. Pursuant to this arrangement, Ms. Fishburn was paid $16,000, and Messrs. Oxner and Vinson were paid $16,500 and $17,000, re-spectively, during fiscal 2000. Each non-employee director receives an option to purchase 1,500 shares of the Company's stock upon election or re-election (see Stock Option Plans).The Director who is an employee is not paid extra compensation for his service on the Board or any committee of the Board.

Compliance with Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of the common stock of the Company to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 2000, all filing requirements applicable to its officers and directors were met.

THE BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's cash compensation policies are intended to provide senior managers, including the executive officers, with strong motivation to strive diligently to produce and maintain a high level of profitability. The principal elements of the policies are as follows. Base salaries are increased infrequently except as a result of promotions or to establish parity among senior managers. Mr. Lane's base salary was increased in 1999 after remaining unchanged since 1987. The intent is to provide senior managers with base salaries lower than their peers in comparable companies. Offsetting the lower salaries are short-term incentive plans that provide cash bonuses equal to a percent of profits before income taxes in excess of a predetermined percentage of equity. Subsidiary, divisional and group senior managers participate in profit sharing pools determined solely by the performance of their respective subsidiary, division or group while the Chief Executive Officer's bonus is based on consolidated profitability. The overall effect is to make every senior manager's cash compensation highly dependent on the profitability of the unit for which he/she works. Mr. Braam's salary is subject to an employment agreement negotiated at the time Manufacturers Chemicals Corporation was purchased by the Company. No performance criteria except profits as related to equity were used to determine 2000 bonus compensation for the Chief Executive Officer and other executive officers other than the Vice President, Finance and minimum bonuses for Messrs. Braam and Matthews.

The Summary Compensation Table and Notes thereto provide details of the short-term incentives provided to the Chief Executive Officer and other executive officers (except the Vice President, Finance) for each of the past three years. It also shows for each of the past three years the portion of cash compensation representing bonuses dependent upon profitability.

The Vice President, Finance is paid a salary believed to be toward the lower end of the range of salaries for this position in comparable companies. He is also eligible for a discretionary bonus based on various considerations, including the company's financial results, compensation of other executive employees and an evaluation of his job performance.

The Committee believes that the price of the Company's stock in the long run will reflect the Company's growth and profitability. The short-term incentives described above motivate senior management to strive for such growth and profitability.

A long-term incentive is also provided to senior managers that links their interests directly to those of the Company's shareholders. Options are granted to executive officers under qualified stock option plans adopted in 1988 and 1998 that only reward them if the price of the Company's stock increases after the dates on which the options are granted. Options are not granted on a regular basis nor on any specific criteria. They are granted from time to time based on the Committee's determination that they will likely increase the long-term motivation of the recipient without an unreasonable amount of potential dilution to shares outstanding.
The Committee reviews the compensation of the Company's executive officers annually and believes such compensation has been fair to both the executives and the Company's shareholders.

The Compensation & Long-Term Incentive Committee
Glenn R. Oxner and Carroll D. Vinson

Common Stock Performance

As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performances of a broad equity market index and an index of appropriate similar companies. The Company has selected as a broad equity market index comparison the S&P
500. Because the Company is in two distinctly different businesses, there is no similar industry "peer" group with which to compare. Thus, the Company has selected as the most appropriate peer group the Russell 2000 which is an index of companies with comparable market capitalizations.


Synalloy Corporation
Comparison of Five-Year Cumulative Total Return
Synalloy Corporation, S & P 500 and the Russell 2000

                                    Cumulative Total Return
                       12/95   12/96   12/97   12/98   12/99   12/00
Synalloy Corporation  100.00   76.15   73.00   44.74   39.36   25.72
S & P 500             100.00  122.96  163.98  210.84  255.22  231.98
Russell 2000          100.00  116.49  142.55  138.92  168.45  147.25

$100 invested on 12/31/95 in stock or index including reinvestments of dividends. Calendar year ending December 31.


REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the total annual compensation paid or accrued by the Company and/or its subsidiaries to or for the account of each of the chief executive officer and the executive officers of the Company whose total annual salary and bonus for the fiscal year ended December 30, 2000 exceeded $100,000.


Summary Compensation Table

                                                         Annual Compensation
Name, Age and Principal Position     Year    Salary ($)	 Bonus ($)   All Other
                                                                     Compen-
                                                                     sation

James G. Lane, age 67                2000    180,000                  7,200
Chairman of the Board and Chief      1999    180,000                  6,400
Executive Officer since 1987         1998    120,000                  6,400

Ronald H. Braam, age 57              2000    156,240      25,000     17,076
President, Synalloy Chemicals Group  1999    156,000       7,870     15,440
Since December 1999; President of    1998    156,000      10,451     13,716
Manufacturers Chemicals, L.P.,
wholly-owned by the Company from
October 1996 to December 1999.
From 1976 to 1996, he was President
of Manufacturers Soap and Chemical
Co., Inc., and Manufacturers
Chemicals Corp., the acquired
companies.

Joseph N. Avento, age 59            2000    120,240     171,220       6,944
President, Bristol Metals, L. P.,   1999    120,000     113,825       4,800
wholly owned by the Company,        1998    120,000           -       5,717
since 1992.

Ronald L. Matthews, age 52          2000    120,240      25,000       4,810
President, Blackman Uhler Colors    1999    120,000           -       4,875
Group since December 1999.
From October 1996 to December 1999,
he was Sales Manager, Blackman
Uhler Chemical, a Division
of the Company. From 1991
through 1996, he was Dyestuff
Business Manager for Yorkshire
Americas, Greenville, SC.

Gregory M. Bowie, age 51            2000    120,240      42,600       6,410
Vice President, Finance since       1999    107,000      40,000       4,880
May 1994.                           1998    104,000      15,000       5,593


NOTES

Employment Contracts - The Company has a written employment agreement with James G. Lane, Jr. pursuant to which he is entitled to receive an annual base salary, effective January 1, 2001, of $180,000 until December 31, 2001. In addition to his salary, he is entitled to "bonus-compensation" equal to a percentage (4% for 2001) of net earnings before income taxes in excess of a predetermined percent (10% for 2001) of average shareholders' equity. This agreement also provides certain fringe benefits and contains provisions for salary continuation benefits in the event of Mr. Lane's disability or death, under specified conditions, during the term of his employment by the Company.

The Company has a written employment agreement with Mr. Braam that provides an annual salary of $156,000 and participation in the Management Incentive Plan, if any, for Manufacturers Chemicals Corporation through November 25, 2001. He is also a participant in the Management Incentive Plan beginning January 1, 2000 for the Chemicals Group excluding Manufacturers Chemicals.

Bonuses - Cash bonuses based on a short-term incentive plan provide for bonuses to be paid to senior divisional managers in an aggregate amount equal to 10% of the net earnings before income taxes in excess of a predetermined percentage (10% in 2001) for Messrs. Avento, Matthews and Braam of average shareholders' equity for the applicable division or subsidiary. Mr. Lane and Mr. Bowie do not participate in these bonus plans.The bonuses paid to Messrs. Braam and Matthews in 2000 were minimums agreed upon for the first year after they assumed more responsibilities when the Chemicals Segments was reorganized.

Other Annual Compensation - No executive officer named in the cash compensation table nor the executive officers of the Company as a group received from the Company or any of its subsidiaries personal benefits or any other compensation which is the lesser of either $50,000 or 10% of the compensation reported in the cash compensation table above.

Long-Term Compensation - There were no options granted in the last fiscal year. The Company's only long-term incentive plan is its qualified stock option plans.

All Other Compensation - This item was comprised of the following: (a) Company contributions allocated to each named individual pursuant to the 401(k)/Employee Stock Ownership Plan: J. G. Lane, Jr. - $7,200 in 2000, 1999 and 1998; J. N. Avento - $6,944 in 2000, $4,800 in 1999 and $5,717 in
1998; R.L. Matthews - $4,810 in 2000 and $4,875 in 1999; G. M. Bowie -
$6,410 in 2000, $4,880 in 1999 and $5,593 in 1998; R. H. Braam - $6,574 in
2000, 1999 and 1998; (b) the full dollar value of the entire premiums paid by the Company on behalf of the named individuals for split dollar life insurance policies: R. H. Braam - $10,502 in 2000. A significant portion of the insurance premiums reported for Mr. Braam is for life insurance policies and such premiums will be recovered by the Company from the proceeds of the policies.

Stock Option Plans

Currently, there are options outstanding under the 1988, 1994 and 1998 Stock Option Plans and available to grant under the 1994 and 1998 Plans which have been approved by stockholders. The 1988 and 1998 Plans provide for such options to be granted to officers and key employees of the Company, its subsidiaries and divisions to provide them with an opportunity to obtain an equity interest in the Company and to increase their stake in the future growth and prosperity of the Company. The 1994 Plan provides for such options to be granted to non-employee directors. The option price for options granted under these plans is 100% of the fair market value of the Company's Common Stock on the date the option is granted. Certain restrictions exist as to the time in which options can be exercised. With regard to the 1988 Plan, approved at the May 26, 1988 Annual Meeting and the 1998 Plan, approved at the April 30, 1998 Annual Meeting, options may be exercised beginning one year after date of grant at a rate of 20% annually on a cumulative basis. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or division of the Company in which he/she is employed) is sold to an entity not affiliated with the Company, or (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, an option holder may exercise in addition to the above, 50% of the options not otherwise exercisable because of the holding period requirement subject to certain limitations. No options may be exercised under the 1988 and 1998 Plans after 10 years from date of grant. The incentive stock options are not transferable other than by death and can only be exercised during the employee's lifetime by the employee. The grant period for the 1988 Plan expired in January 1998. In no event shall options under all Plans having an aggregate fair market value in excess of $100,000 at the dates of grants become exercisable by an optionee for the first time during a calendar year. Under the 1994 Plan, approved at the April 29, 1994 Annual Meeting, each non-employee director as of his or her election or re-election as a member of the Board will automatically receive an option for 1,500 common shares. In the event a person ceases to be a non-employee director for reasons other than death, the unexpired options must be exercised within three years not to exceed 10 years after date of grant. At March 1, 2001, there were 396,250 options outstanding under all plans of which 283,400 were exercisable.

Option/SAR Grants in Last Fiscal Year

No options were granted to the named executive officers in 2000.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Table

The following table summarizes the number of unexercised options held by the named executives at fiscal 2000 year end.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Table


The following table summarizes the number of unexercised options help by the named executives at fiscal 2000 year end.

                                                               Value of
                                                              Unexercised
                                                               in-the-
                                           Number of             Money
                                           Unexercised         Options at
                                            at Fiscal            Fiscal
                                             Year-End           Year End
             Shares    Shares              Exercisable         Exercisable
            Acquired  Acquired  Value          (E)                 (E)
               on        on    Realized   Unexercisable       Unexercisable
    Name      Grant   Exercise   (1)           (U)                 (U)

J.G. Lane       0        0       N/A        14,250(E)           $  0(E)
                                            15,000(U)              0(U)

R. H. Braam     0        0       N/A         9,500(E)           $  0(E)
                                            18,000(U)              0(U)

J. N. Avento    0        0       N/A        19,500(E)           $  0(E)
                                            10,500(U)              0(U)

R.L. Matthew    0        0       N/A         5,600(E)           $  0(E)
                                            14,400(U)              0(U)

G.M. Bowie      0        0       N/A        36,000(E)           $  0(E)
                                             9,000(U)              0(U)


(1)	Values are calculated by subtracting the exercise price from the average of the high and low prices as quoted on NASDAQ National
Market Listing on the date prior to exercise or at year end, as appropriate. The closing stock price at fiscal year end was less than the exercise price on all options outstanding.


RETIREMENT PLANS

Salary Continuation Agreements

The Company has a salary continuation agreement with R. H. Braam which provides for payments of $15,000 per annum in the event of pre-retirement death or $40,000 per annum following retirement for 10 years. The Company also has salary continuation agreements with six former officers, which provide for payments at retirement or death ranging from $9,750 to $28,500 per annum for 10 years in the event of pre-retirement death or the longer of 10 years or life following retirement. The present value of the future payments which will be due at retirement are accrued annually through the retirement date. The Company is the owner and beneficiary of life insurance policies on the lives of these persons. Based upon reasonable assumptions as to mortality, dividends and other factors, the Company expects to recover the cost of paying said benefits, including a factor for the use of corporate funds, through keyman life insurance proceeds. The present values of the above agreements are accrued. The cumulative amount of this accrual is $544,000.

401(k)/ESOP Plan

The Company has a 401(k)/Employee Stock Ownership Plan (the "Plan"). All employees (except those employees who are entitled to participate in Union-sponsored plans) who are 21 years or older will be eligible to participate on any January 1 or July 1 following one year of service with the Company.

Employees are permitted to contribute up to 20% of earnings not to exceed a dollar amount set by the Internal Revenue Service on a pretax basis through payroll deduction. Employees are permitted to change the election daily and can revoke the election at any time. Employee contributions are 100% vested at all times. The employee can invest his deferred contribution in any of the investment funds offered; however, employee contributions cannot be invested in Company stock.

Contributions by the Company are made primarily in Company Stock. For each plan year, the Company contributes on behalf of each participant who is eligible to share in matching contributions for the plan year, a discretionary matching contribution equal to a percentage which is determined each year by the Board of Directors subject to a maximum of 4% in 2000 and 2001. The matching contribution is allocated monthly. In addition to the matching contribution, the Company may make a discretionary contribution which shall be distributed to all eligible participants regardless of whether they contribute to the Plan. No discretionary contributions have been made to the Plan.

Distributions are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reason of proven financial hardship as defined according to IRS guidelines. The Plan provides for payment of the participant's account balance upon death, disability or retirement in the form of cash or Company stock or both. If employment terminates for reasons other than retirement, disability or death (e.g. resignation or termination), the discretionary portion of a participant's account balance will be vested based as follows: Zero to four years service
- 0% vested; five or more years - 100% vested.

Unvested amounts are forfeited and allocated to participants eligible to participate for a plan year. The Plan permits rollovers from qualified plans at the discretion of the Company. The ESOP is permitted to borrow money to purchase Company stock. All Company stock acquired by the Plan with the proceeds of a loan is maintained in a suspense account and is withdrawn and allocated to participant's accounts as the loan is paid. While a participant in the Plan, an employee may direct the trustee to vote shares allocated to his or her account in accordance with his or her wishes.

All Plan assets are held by an independent trustee. The trustee invests all assets and makes payment of Plan benefits. The Plan is managed and administered by an independent administrator and a Pension Committee comprised of the corporate officers of the Company. Expenses incurred for the administration of the Plan are paid by the Company. The Plan reserves to the Board of Directors of the Company the right to amend the Plan in any manner or terminate the Plan at any time. The Plan may be amended to preserve the qualification of the Plan under the applicable provisions of the Internal Revenue Code, as amended from time to time. For the year ended 2000, the Company's total matching contribution was $359,696.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed and discussed with management the company's audited financial statements for the year ended December 30, 2000. The Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to the discussed by SAS 61. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000.

The Audit Committee
Glenn Oxner
Sibyl Fishburn
Carroll Vinson

APPROVAL OF INDEPENDENT AUDITORS
(Item 2 on Proxy Card)

The Board of Directors, at the recommendation of its Audit Committee, selected Ernst & Young LLP to conduct the annual examination of the financial statements of the Company and its consolidated subsidiaries for the fiscal year ended December 29, 2001. The selection of this firm for fiscal year ending December 29, 2001, will be submitted for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has no financial interest, direct or indirect, in the Company or any of its subsidiaries, and they do not have any connection with the Company or any of its subsidiaries except in their professional capacity as independent auditors.

The ratification by the shareholders of the selection of Ernst & Young LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors consistent with previous practices is, nevertheless, submitting this selection to the shareholders to ascertain their views. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for fiscal year ending December 29, 2001.

Representatives of Ernst & Young LLP will be present at the Annual Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions with respect to that firm's examination of the Company's financial statements for the fiscal year ended December 30, 2000. The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 29, 2001.

The Securities and Exchange Commission has recently adopted new regulations relating to auditor independence. Among other things, the new rules require companies to disclose in their proxy materials the following information about fees billed by their independent auditors for services provided.

Audit Fees

During 2000, Ernst & Young LLP billed the Company an aggregate of $140,525 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 30, 2000 and reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company does not expect to pay any additional fees during 2001 for such services provided in 2000.

Financial Information Systems Design and Implementation fees

Ernst & Young LLP did not provide any professional services for financial information systems design or implementation for the fiscal year ended 2000.

All Other Fees

During the year ended December 30, 2000, Ernst & Young LLP billed the Company an aggregate of $54,150 for the following professional services provided during 2000: preparation of 1999 income tax return, audit of the 401(k) benefit plan for 1999 and assistance with income tax issues. The Company does not expect Ernst & Young to bill any additional amounts during 2001 for such services provided in 2000.

The Audit Committee has reviewed the services provided by Ernst & Young LLP discussed under the caption All Other Fees, and has considered whether the provision of such services is compatible with maintaining Ernst & Young's independence.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Cheryl C. Carter
Secretary



                                                    								Appendix A

                   SYNALLOY AUDIT COMMITTEE CHARTER

Membership

The audit committee shall be appointed by the board of directors and shall be comprised of at least three directors. All members of the audit committee shall be independent. A member shall be considered independent if he or she is not an officer or employee of the Company and has no relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities. All audit committee members will be able to read and understand fundamental financial statements, or will become able to do so within a reasonable time after appointment to the audit committee At least one member will have accounting or financial management experience.

Responsibilities

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board in a manner which is consistent with the members' duties as directors exercising their business judgment. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Company recognizes that the members of the financial management of the Company (including the internal audit staff), as well as the independent auditors, have more knowledge and more detailed information about the Company that do the members of the committee; consequently, in carrying out its oversight responsibilities, the audit committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may diverge from this guide as it deems appropriate given the circumstances. The processes are to:

Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives. The board of directors shall have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors.

Review with the independent auditors and financial management of the Company the scope of the proposed audit and quarterly reviews for the current year and the procedures to be used, and the adequacy of the independent auditor's staffing and compensation.

Make or cause to be made such other reviews or examinations as the committee may deem advisable with respect to the adequacy and effectiveness of the accounting and financial controls of the Company, and take such action with respect thereto as the committee deems appropriate.

Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

Review with management and the independent auditors the financial statements to be contained in the Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to filing of the Form 10-K), including their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosures used or proposed to be used. Review with financial management and the independent auditors significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors.

Meet separately with the independent auditors without members of management present to discuss the independent auditors' evaluation of the company's financial accounting and personnel, and the cooperation that the independent auditors received during the course of audit.

On an annual basis, obtain from the independent auditors a written communication delineating all their relationships with and professional services to the Company as required by Independence Standards Board Standard No. 1. In addition, review with the independent auditors any disclosed relationships or professional services that may affect the objectivity and independence of the auditors and take, or recommend that the board of directors take, appropriate action to oversee the continuing independence of the auditors.

Annually review and reassess the adequacy of this Charter.

Prepare a report, as required by the regulations of the Securities and Exchange Commission, to be included in the Company's proxy statement for its annual meeting of shareholders.

Authority to Investigate

The Committee shall have authority to investigate, as it deems appropriate, any matter brought to its attention in the scope of its duties, and may retain outside counsel and consultants to assist it.

===========================================================================
Proxy Voting Card

                          SYNALLOY CORPORATION
                POST OFFICE BOX 5627. SPARTANBURG, SC 29304

This Proxy is Solicited by The Board of Directors for the Annual Meeting of Shareholders on April 26, 2001

The undersigned hereby appoints James G. Lane, Jr., Carroll D. Vinson and Glenn R. Oxner, or any one or more of them, each with power of substi-tution, as lawful proxy, to vote all the shares of Common Stock of Synalloy Corporation which the undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of Synalloy Corporation to be held at Spartanburg, S.C. on Thursday, April 26, 2001, at 10:00 a.m. local time, and at any adjournment thereof, upon such business as may properly come before the meeting.

Said proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this card, and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said proxies to vote the shares represented by the proxy in favor of the proposals.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for proposals 1 and 2.

Please sign on reverse side and return in the enclosed postage-paid envelope.

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a repre-sentative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corpo-ration and his capacity.


(1) Election of Directors

For ----- Withhold -----

Nominees:
Sibyl N. Fishburn
James G. Lane, Jr.
Glenn R. Oxner
Carroll D. Vinson
Murray H. Wright

FOR, except votes withheld from the following nominee(s):

------------------------------------


(2) Proposal to approve the selection of Ernst & Young LLP as auditors for the fiscal year ending December 29, 2001.
For ---    Against ---  Abstain ---

(3) Upon any other matter that may properly come before the meeting or any adjournment thereof, as the proxies in their discretion may determine.


Signature---------------------------------------------    Date ------------
Signature if held jointly ----------------------------    Date ------------

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a represen-tative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.